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Exhibit 10.28

ASSIGNMENT OF TRADEMARKS

        This ASSIGNMENT OF TRADEMARKS (this "Assignment") is dated and effective as of                         , 2009 between Rio Tinto Energy America Inc., a Delaware corporation ("RTEA") and Cloud Peak Energy LLC, a Delaware limited liability company (the "Company").

RECITALS

        WHEREAS, RTEA is the sole and exclusive owner of all right, title, and interest in and to all trademarks and service marks identified in Schedule A (collectively referred to herein as the "Trademarks"); and

        WHEREAS, pursuant to the initial public offering separating the Company from RTEA, the Company is the successor to that portion of the ongoing business of RTEA, excluding Colowyo, to which the Trademarks pertain and is desirous of acquiring, and RTEA is desirous of assigning to the Company, all right, title, and interest in and to all of the Trademarks and all goodwill connected with the use thereof, symbolized thereby and associated therewith, and the right to sue and recover damages for past and future infringement, misappropriation or other violations related to the Trademarks;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RTEA and the Company hereby agree as follows:

1.
RTEA hereby sells, assigns and transfers to the Company, its successors and assigns, all of its right, title and interest in and to the Trademarks, and all applications, registrations, and renewals therefor, together with all goodwill symbolized thereby and associated therewith.

2.
The Company hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, to issue and to record the title of the Company as owner of all right, title, and interest in and to the Trademarks, all applications, registrations, and renewals therefor, the goodwill connected with the use thereof, symbolized thereby and associated therewith.

3.
The Company shall solely and exclusively bear the cost of all filing and similar fees relating to the filing or recordation of the Company's ownership interest in, or issuance to the Company of, the Trademarks.

4.
RTEA agrees to execute, upon the reasonable request of the Company and at the Company's expense, such additional documents as are reasonably necessary or desirable to continue, secure, defend, register, and otherwise give full effect to and perfect the rights of the Company under this Assignment.

        In testimony whereof, RTEA has signed below, by its respective duly authorized legal representatives, on this            day of                                    , 2009.

Rio Tinto Energy America Inc.
By:
Title:

STATE OF	)
COUNTY OF	)

        On this                        day of                                    , 2009, before me appeared                                    of Rio Tinto Energy America Inc., who acknowledged execution of this Assignment as a free act by Rio Tinto Energy America Inc.

Notary Public

ACKNOWLEDGMENT

        On behalf of Cloud Peak Energy LLC, I hereby acknowledge receipt of assignment, for good and valuable consideration, of the Trademarks set forth in Schedule A.

By:
Title:

2

Schedule A

U.S. TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark	Application No.	Registration No.	Owner of Record
CLOUD PEAK ENERGY	77/774,595	N/A	Rio Tinto Energy America, Inc.
CLOUD PEAK ENERGY	77/774,381	N/A	Rio Tinto Energy America, Inc.

COMMON LAW TRADEMARKS

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  Exhibit 10.28
ASSIGNMENT OF TRADEMARKS
COMMON LAW TRADEMARKS